                                                                       EXHIBIT 4



                                 HCR MANOR CARE

                STOCK PURCHASE AND RETIREMENT SAVINGS 401(K) PLAN







                                                 Effective Date: January 1, 1986

                                                 Restated as of: January 1, 2003

                                 HCR MANOR CARE
                STOCK PURCHASE AND RETIREMENT SAVINGS 401(K) PLAN

                                      INDEX

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
ADOPTION AGREEMENT.............................................................................................. vi

ARTICLE I                  DEFINITIONS..........................................................................  1
         1.01              Account..............................................................................  1
         1.02              Accounting Date......................................................................  1
         1.03              Aggregation Group....................................................................  1
         1.04              Annual Compensation..................................................................  1
         1.05              Break in Service.....................................................................  2
         1.06              Code.................................................................................  2
         1.07              Committee...........................................................................   2
         1.08              Company..............................................................................  2
         1.09              Company Matching Contributions.......................................................  2
         1.10              Company Discretionary Contributions..................................................  2
         1.11              Compensation.......................................................................... 2
         1.12              Covered Employee...................................................................... 2
         1.13              Determination Date.................................................................... 2
         1.14              Direct Rollover......................................................................  3
         1.15              Distributee..........................................................................  3
         1.16              Effective Date........................................................................ 3
         1.17              Eligible Employee....................................................................  3
         1.18              Eligible Retirement Plan.............................................................  3
         1.19              Eligible Rollover Distribution........................................................ 3
         1.20              Employee.............................................................................  4
         1.21              Employee After-Tax Contributions...................................................... 4
         1.22              Employee Pre-Tax Contributions........................................................ 4
         1.23              Employer.............................................................................  4
         1.24              Employment Commencement Date.......................................................... 5
         1.25              Employment Recommencement Date........................................................ 5
         1.26              Employment Unit....................................................................... 5
         1.27              Entry Date...........................................................................  5
         1.28              ERISA................................................................................  5
         1.29              Excess Employee Pre-Tax Contributions................................................  5
         1.30              Excess Employee Pre-Tax Contribution Deferrals.......................................  5
         1.31              Fiduciary............................................................................. 5
         1.32              Five-Percent Owner ..................................................................  5
         1.33              Former Employee....................................................................... 5
         1.34              Highly Compensated Employee........................................................... 6

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
         1.35              Hour of Service....................................................................... 6
         1.36              Inactive Participant.................................................................. 7
         1.37              Individual Tax Savings Contributions.................................................. 7
         1.38              Key Employee.......................................................................... 7
         1.39              Leased Employee....................................................................... 7
         1.40              Nonhighly Compensated Employee........................................................ 8
         1.41              Non-Key Employee...................................................................... 8
         1.42              Normal Retirement Age................................................................. 8
         1.43              Normal Retirement Date................................................................ 8
         1.44              Participant........................................................................... 8
         1.45              Period of Service .................................................................... 8
         1.46              Period of Severance................................................................... 9
         1.47              Plan.................................................................................. 9
         1.48              Plan Administrator.................................................................... 9
         1.49              Plan Year............................................................................. 9
         1.50              Qualified Election.................................................................... 9
         1.51              Severance from Service Date........................................................... 9
         1.52              Trust................................................................................. 9
         1.53              Trust Agreement....................................................................... 9
         1.54              Trustee............................................................................... 9
         1.55              Trust Fund........................................................................... 10
         1.56              Valuation Date....................................................................... 10
         1.57              Year of Service...................................................................... 10

ARTICLE II                 CONTRIBUTIONS........................................................................ 11
         2.01              Contributions by Employer............................................................ 11
                           (a)      Employee Pre-Tax Contributions.............................................. 11
                           (b)      Company Matching Contributions (CMC)........................................ 11
                           (c)      Company Discretionary Contributions (CDC)................................... 11
         2.02              Employee Pre-Tax Contribution Option................................................. 12
         2.03              Employee After-Tax Contribution Option............................................... 13
         2.04              Individual Tax Savings Option ....................................................... 13
         2.05              Change in Contributions.............................................................. 14
         2.06              Contributions from Previous Plans; Rollover Contributions............................ 14
         2.07              Time for Payment of Contributions.................................................... 15
         2.08              Reversion of Funds to Employer....................................................... 15
         2.09              Section 415 Limitations.............................................................. 15
                           (a)      Limits Imposed.............................................................. 15
                           (b)      Adjustments Where Limits Otherwise Exceeded................................. 16
         2.10              Military Service..................................................................... 16

ARTICLE III       ELIGIBILITY................................................................................... 17
         3.01              Employees on the Effective Date...................................................... 17
         3.02              Highly Compensated Employees......................................................... 17
         3.03              Other Employees...................................................................... 17
         3.04              Transfer of Employment............................................................... 17
         3.05              Eligibility Upon Reemployment........................................................ 18

ARTICLE IV        PARTICIPANT ACCOUNTS.......................................................................... 19
         4.01              Separate Accounts.................................................................... 19
                           (a)      Employee Pre-Tax Contributions Account.....................................  19
                           (b)      Employee After-Tax Contributions Account...................................  19
                           (c)      Company Matching Contributions Account.....................................  19
                           (d)      Rollover Contributions Account.............................................  19
                           (e)      Individual Tax Savings Contributions Account...............................  19

ARTICLE V                  ALLOCATIONS.......................................................................... 20
         5.01              Annual Allocations................................................................... 20
         5.02              Nondiscrimination Requirements for Employee Pre-Tax
                           Contributions........................................................................ 20
         5.03              Nondiscrimination Requirements for Employee After-Tax
                           Contributions, Company Matching Contributions and Company

                           Discretionary Contributions.......................................................... 21
         5.04              Nondiscrimination Requirements - Test for Multiple Use............................... 22
         5.05              Annual Report to Participants........................................................ 22

ARTICLE VI        INVESTMENT OF THE TRUST FUNDS................................................................. 23
         6.01              Investment Funds..................................................................... 23
         6.02              Limitations on Investment of the Trust Funds......................................... 23
         6.03              Named Fiduciary...................................................................... 24

ARTICLE VII       VALUATION OF TRUST FUNDS...................................................................... 25
         7.01              Valuation of the Individual Investment Funds......................................... 25

ARTICLE VIII      DISTRIBUTIONS AND BENEFITS TO PARTICIPANTS.................................................... 26
         8.01              Upon Retirement, Disability or Other Events.......................................... 26
         8.02              Notice Requirements.................................................................. 27
         8.03              Certification by Committee........................................................... 28
         8.04              Method and Medium of Payment......................................................... 28
         8.05              Distributions After Death of a Participant........................................... 30
         8.06              Right to Have Accounts Transferred................................................... 30
         8.07              Withdrawals.......................................................................... 31
         8.08              Loans to Participants................................................................ 33
         8.09              Distribution of Excess Employee Pre-Tax Contribution Deferrals....................... 35

         8.10              Restrictions on Distributions of Employee Pre-Tax Contributions.......................36
         8.11              Eligible Rollover Distributions...................................................... 36
         8.12              Vesting.............................................................................. 37
         8.13              Military Service..................................................................... 40
         8.14              Distributions to Alternate Payees.................................................... 41

ARTICLE IX        VOTING OF COMPANY SHARES RESPONSE TO TENDER OR EXCHANGE OFFER................................. 42
         9.01                       Voting of Company Shares.................................................... 42
         9.02                       Response to Tender or Exchange Offer........................................ 42
         9.03                       Furnishing of Notice........................................................ 42

ARTICLE X         TRUST......................................................................................... 43
         10.01             Trust Agreement...................................................................... 43

ARTICLE XI        ADMINISTRATION OF THE PLAN.................................................................... 44
         11.01             In General........................................................................... 44
         11.02             Members of Committee................................................................. 44
         11.03             Absence or Disability of Member...................................................... 44
         11.04             Duties of Committee.................................................................. 44
         11.05             Authority of Committee............................................................... 44
         11.06             Indemnification...................................................................... 45

ARTICLE XII       ESTABLISHMENT, AMENDMENT, MODIFICATION AND TERMINATION OF PLAN AND TRUST...................... 46
         12.01                      In General.................................................................. 46
         12.02                      Amendment or Modification of Plan........................................... 46
         12.03                      Termination of the Plan and the Trust....................................... 47
                           (a)      Termination of the Plan..................................................... 47
                           (b)      Termination of the Trust.................................................... 47

ARTICLE XIII      TOP HEAVY PROVISIONS.......................................................................... 48
         13.01             Determination of Top Heavy Status.................................................... 48
         13.02             Minimum Contribution................................................................. 48

ARTICLE XIV       MISCELLANEOUS................................................................................. 49
         14.01             Participant's Rights................................................................. 49
         14.02             Prohibition Against Reversion........................................................ 49
         14.03             Assignment or Alienation of Benefits................................................. 49
         14.04             Qualified Domestic Relations Order................................................... 49
         14.05             Third Party Immunity................................................................. 51
         14.06             Delegation of Authority.............................................................. 51
         14.07             Construction of Plan................................................................. 51

         14.08             Gender and Number.................................................................... 51
         14.09             Claims Procedure..................................................................... 51
         14.10             Merger, Consolidation, or Transfer of Assets......................................... 52
         14.11             Allocation of Responsibilities....................................................... 52
         14.12             Headings............................................................................. 52

APPENDIX A                 LIST OF COVERED EMPLOYERS AND EMPLOYEES..............................................A-1

APPENDIX B                 MERGED PLANS ........................................................................B-1

                                 HCR MANOR CARE
                STOCK PURCHASE AND RETIREMENT SAVINGS 401(K) PLAN

                               ADOPTION AGREEMENT

                  In exercise of the powers and authority conferred upon and reserved to Heartland Employment Services, Inc. (hereinafter called "HES)", an Ohio corporation, under and by virtue of Article XII of the HCR Manor Care Stock Purchase and Retirement Savings Plan, HES hereby renames, amends and restates said Plan, to read as set forth in the document attached hereto and incorporated herein, entitled "HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan", hereinafter called the "Amended and Restated Plan" and in such document called the "Plan".

                  In no event shall the adoption of the Amended and Restated Plan pursuant to this instrument cause any benefit under the Plan that is accrued or treated as accrued for purposes of section 411(d)(6) of the Internal Revenue Code ("Code") to be less than such benefit immediately before the adoption of this Amended and Restated Plan.

                  The Amended and Restated Plan shall be subject to a written favorable determination of the Internal Revenue Service and such further amendments as shall be necessary to maintain the continued qualification of the Plan under section 401 of the Internal Revenue Code and the continued tax exempt status of the Trust under section 501 of said Code. Upon receipt of such determination, the Amended and Restated Plan shall be effective January 1, 2003, except as otherwise provided herein.

                  The primary purpose of the Plan is to encourage Employee savings, and to provide benefits during an Employee's participation in the Plan and upon retirement, death, disability or termination of employment.

                  IN WITNESS WHEREOF, HES has caused the Amended and Restated Plan to be executed by its duly authorized officers and its corporate seal to be hereunto affixed this 20 day of December, 2002.

                                 HEARTLAND EMPLOYMENT SERVICES, INC.



                                 by  /s/ Wade B. O'Brian
                                     ---------------------------------
                                     Wade B. O'Brian,
                                     Vice President, Director of Human Resources
                                     and Labor Relations

ATTEST:
/s/ Valerie B. Hovland

                                    ARTICLE I

                                   DEFINITIONS

1.01 "ACCOUNT." Account(s) means, when used individually or collectively, the Company Contributions Account, Employee After-Tax Contributions Account, Employee Pre-Tax Contributions Account, Individual Tax Savings Contributions Account, and Rollover Contributions Account [as set forth respectively in Section 4.01 hereof (Separate Accounts)], as the case may be.

1.02 "ACCOUNTING DATE." Accounting Date means the date on which each investment fund is valued pursuant to Article VII hereof (Valuation of Trust Funds).

1.03              "AGGREGATION GROUP."  Aggregation Group means the following:

                  (a) Each plan of the Employer (including a terminated plan if it was maintained within the last five years ending on the Determination Date for the Plan Year being tested for top heavy status) in which a Key Employee is a Participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years;

                  (b) Each other plan of the Employer that, during the period described in (a) above, that allows a plan covering a Key Employee to meet qualification requirements under the coverage rules of section 410 or the anti-discrimination rules of section 401(a)(4) of the Code;

                  (c) At the option of the Employer, any other Plan maintained by the Employer as long as the expanded Aggregation Group including such plan or plans continues to satisfy the coverage rules of section 410 and the anti-discrimination rules of section 401(a)(4) of the Code.

1.04 "ANNUAL COMPENSATION." Annual Compensation means Compensation paid to an Employee by the Employer during the Plan Year including base salary, overtime and shift differentials and any Employer Contributions made pursuant to Section 2.01(a) hereof (Employee Pre-Tax Contributions), but excluding any bonuses and gain-sharing payments. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2002, the Annual Compensation of each Participant taken into account under the Plan shall not exceed $200,000, as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding twelve months, over which Annual Compensation is determined beginning in such calendar year.

1.05 "BREAK IN SERVICE." Break in Service means a twelve consecutive-month period measured from an Employee's Severance from Service Date during which the employee does not perform an Hour of Service for the Company. An Employee shall not incur the first twelve month Period of Severance that would otherwise be counted if the Employee is absent by reason of pregnancy or birth of a child of the individual, adoption of a child by such individual or caring for such child for a period beginning immediately following such birth or placement.

1.06 "CODE." Code means the Internal Revenue Code of 1986, as amended from time to time.

1.07 "COMMITTEE." The Committee means the Heartland Employment Services, Inc. Employee Benefits Committee as appointed by the Chief Executive Officer of HES or another appropriate officer or officers of HES as that Officer's delegate.

1.08 "COMPANY." Company means the Employer and any other entity which is a member of the same controlled group of corporations as defined in section 1563(a) of the Code.

1.09 "COMPANY MATCHING CONTRIBUTIONS." Company Matching Contributions (CMC) means those contributions contributed by an Employer to a Participant's Company Matching Contributions Account in accordance with Section 2.01(b) hereof (Company Matching Contributions).

1.10 "COMPANY DISCRETIONARY CONTRIBUTIONS." Company Discretionary Contributions (CDC) means those contributions contributed by an Employer to a Participant's Company Matching Contributions Account in accordance with Section 2.01(c) hereof (Company Discretionary Contributions).

1.11 "COMPENSATION." Compensation means compensation within the meaning of section 414(s) of the Code. Except for purposes of
                  Section 2.09 hereof (Section 415 Limitations), Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement which is not includible in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

1.12 "COVERED EMPLOYEE." Covered Employee means an Employee of an Employer who is working in a position which is classified by the Employer for benefit coverage as shown on Appendix A hereof (List of Covered Employers and Employees).

1.13 "DETERMINATION DATE." Determination Date means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date means the last day of that year.

1.14 "DIRECT ROLLOVER." Direct Rollover means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

1.15 "DISTRIBUTEE." Distributee means an Employee or Former Employee who receives a distribution from the Plan. A Distributee shall also include a spouse, child, parent or other beneficiary of an Employee or Former Employee who receives a distribution from the Plan as a beneficiary of the Employee's or Former Employee's. In addition, the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

1.16 "EFFECTIVE DATE." Effective Date means the date elected by the Employer as the effective date of the Plan. The Effective Date of the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan is January 1, 2003. The original Effective Date of the Plan is January 1, 1986.

1.17 "ELIGIBLE EMPLOYEE." Eligible Employee means any Employee, excluding any person who is a Leased Employee, who meets the eligibility requirements of Article III hereof (Eligibility).

1.18              "ELIGIBLE RETIREMENT PLAN."  Eligible Retirement Plan means:

                  (a) an individual retirement account described in section 408(a) of the Code,

                  (b) an individual retirement annuity described in section 408(b) of the Code,

                  (c) an annuity plan described in section 403(a) of the Code, or

                  (d) a qualified trust described in section 401(a) of the Code,

                  that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.19 "ELIGIBLE ROLLOVER DISTRIBUTION." Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                  (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

                  (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

                  (c) any distribution on account of a financial hardship (see the definition of a "financial hardship" in Section 8.07 hereof (Withdrawals)).

1.20 "EMPLOYEE." Employee means a common law employee of an Employer, including a Leased Employee. Notwithstanding the foregoing, if such Leased Employees constitute less than 20% of the Employer's Nonhighly Compensated Employees, the term "Employee" shall not include those Leased Employees covered by a plan described in section 414(n)(5) of the Code unless otherwise provided by the terms of the Plan.

1.21 "EMPLOYEE AFTER-TAX CONTRIBUTION CONTRIBUTIONS" Employee After-Tax Contribution means those contributions contributed by a Participant to the Participant's Accounts in accordance with Section 2.03 hereof (Employee After-Tax Contribution Option) which do not reduce the Participant's Compensation.

1.22 "EMPLOYEE PRE-TAX CONTRIBUTIONS." Employee Pre-Tax Contributions (Employee Pre-Tax Contributions) means those amounts which the Participant has elected to defer pursuant to
                  Section 2.02 hereof (Employee Pre-Tax Contribution Option) which result in a reduction in the Participant's Compensation and which are contributed by the Employer pursuant to Section 2.01(a) hereof (Employee Pre-Tax Contributions).

1.23 "EMPLOYER." Employer means Heartland Employment Services, Inc., an Ohio corporation, which is sometimes referred to as "HES", and its successors. Employer shall also mean each Affiliated Employer, other corporation or business organization, whether or not incorporated, which with the written approval of HES adopts the Plan and maintains it for the benefit of some or all of its employees at one or more of its divisions, plants, departments or offices; provided, however, that solely HES shall act as the "Employer" in respect of any powers, duties or responsibilities assigned to the "Employer" under the Plan. Any such corporation or other business organization may terminate its participation in the Plan at any time by giving written notice of its action to HES and the Trustee, provided that on any such termination of participation the employees of such corporation or other business organization shall become Inactive Participants under the Plan, whereby they shall have no further right to make or receive contributions to their Accounts under the Plan following such termination, and that such termination of participation shall not constitute a termination of the Plan. A list of the Employers which have adopted this Plan and the related Eligible Employee groups together with effective eligibility dates is as shown on Appendix A hereof (List of Covered Employers and Employees).

1.24 "EMPLOYMENT COMMENCEMENT DATE." Employment Commencement Date means the date an Employee first was credited with an Hour of Service for performing duties for either the Company or the Employer."

1.25 "EMPLOYMENT RECOMMENCEMENT DATE" Employment Recommencement Date means the date an Employee first was credited with an Hour of Service for performing duties for the Company or an Affiliate after a Break in Service.

1.26 "EMPLOYMENT UNIT." Employment Unit means the division, department, office or group of the Employer.

1.27 "ENTRY DATE." Entry Date means the date an Eligible Employee becomes a Participant hereunder, pursuant to the eligibility requirements of Article III hereof (Eligibility).

1.28 "ERISA." ERISA means Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29 "EXCESS EMPLOYEE PRE-TAX CONTRIBUTIONS." Excess Employee Pre-Tax Contributions means the amount necessary with respect to a Participant to bring the Plan in compliance with the nondiscrimination regulations of section 401(k) of the Code, pursuant to the procedures outlined in Section 5.02 hereof (Nondiscrimination Requirements for Employee Pre-Tax Contributions).

1.30 "EXCESS EMPLOYEE PRE-TAX CONTRIBUTION DEFERRALS." Excess Employee Pre-Tax Contribution Deferrals means the amount of a Participant's Employee Pre-Tax Contributions to this Plan which the Participant claims or the Committee determines, pursuant to the procedure outlined in Section 8.09 hereof (Distribution of Excess Employee Pre-Tax Contribution Deferrals), are in excess of the amount allowable under section 402(g) of the Code.

1.31 "FIDUCIARY." Fiduciary (or Named Fiduciary) means the person having responsibility for the administration of the Plan.

1.32 "FIVE-PERCENT OWNER." Five-Percent Owner refers to a Participant if such Participant is treated as a five-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code, but without regard to whether the Plan is top-heavy).

1.33 "FORMER EMPLOYEE." Former Employee means any Employee who terminated employment with the Employers.

1.34 "HIGHLY COMPENSATED EMPLOYEE." Highly Compensated Employee" means any Employee who:

                  (a) is a Five-Percent Owner during the current Plan Year or was a Five-Percent Owner during the preceding Plan Year, or

                  (b) performs service for the Employer during the current Plan Year and who, during the preceding Plan Year received Compensation from the Employer in excess of $90,000 (as adjusted pursuant to section 415(d) of the Code).

1.35              "HOUR OF SERVICE."  Hour of Service means:

                  (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment, by either the Company or the Employer for the performance of duties; and

                  (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by either the Company or the Employer for reasons (such as vacation, sickness, disability, or similar leave of absence) other than for the performance of duties, and for military leaves, or leaves for jury duty; and

                  (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by either the Company or the Employer provided that the same Hours of Service shall not be credited under this subsection (c) and subsections
                           (a) or (b) above, as the case may be.

                  Hours of Service computed hereunder shall be computed in accordance with Department of Labor Regulations, section 2530.200b-2(b) and (c), which is hereby incorporated herein by reference thereto. In no event shall more than 501 Hours of Service be credited for any one continuous period of absence during or for which the Employee receives payment for nonperformance of duties whether or not such period occurs in a single computation period. An Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in the case in which such hours cannot be determined, eight Hours of Service per day of such absence. For this purpose, an absence from work for maternity or paternity reasons means an absence:

                  (a)      by reason of the pregnancy of the Employee,

                  (b)      by reason of a birth of a child of the Employee,

                  (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

                  (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                  Hours of Service credited under this paragraph shall be credited:

                  (a) in the computation period in which the absence begins if the crediting is necessary in order to give the Participant 501 Hours of Service, or

                  (b) in all other cases, in the following computation period.

1.36 "INACTIVE PARTICIPANT." Inactive Participant means a Former Employee or an Employee who transfers to another unit of the Company pursuant to Section 3.04 hereof (Transfer of Employment), who is ineligible to make current contributions and who has an Account balance in the Plan. Inactive Participant also means an Employee who prior to the Employee's Entry Date in the Plan maintains a Rollover Contributions Account pursuant to Section 2.06 hereof (Contributions from Previous Plans; Rollover Contributions).

1.37 "INDIVIDUAL TAX SAVINGS CONTRIBUTIONS." Individual Tax Savings Contributions means those contributions made by the Participant to the Plan or any predecessor plan prior to 1987 which were deductible from the Participant's Federal gross income under section 219 of the Internal Revenue Code of 1954 but which are no longer deductible under the Code, and which are referred to in Section 2.04 hereof (Individual Tax Savings Option).

1.38 "KEY EMPLOYEE." Key Employee means any Employee or Former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's Annual Compensation exceeds 50% of the dollar limitation set forth in section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) or one of the ten largest interests in the Employer (determined in accordance with section 416(i) of the Code) if such individual's Annual Compensation exceeds 100% of the dollar limitation set forth in section 415(c)(1)(A) of the Code, a Five-Percent Owner of the Employer, or a one percent owner of the Employer who has Annual Compensation of more than $200,000 (as adjusted pursuant to section 415(d) of the Code).

1.39 "LEASED EMPLOYEE." Leased Employee means any person who is treated as a leased employee pursuant to section 414(n) of the Code. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Affiliated Employer shall be treated as provided by the Affiliated Employer.

                  A Leased Employee shall not include any person if:

                  (a) such person is covered by a money purchase pension plan maintained by the leasing organization providing:

                           (1) a nonintegrated employer contribution rate of at least 10% of compensation,

                           (2)      immediate participation, and

                           (3)      full and immediate vesting; and

                  (b) Leased Employees do not constitute more than 20% of the Affiliated Employers' Nonhighly Compensated Employees.

                  This definition of a Leased Employee is intended to satisfy the requirements imposed by section 414(n)(6) of the Code and shall be construed in a manner that will effect this intent. This definition shall not be construed in a manner that would impose requirements that are more stringent than those imposed by section 414(n)(6) of the Code.

1.40 "NONHIGHLY COMPENSATED EMPLOYEE." Nonhighly Compensated Employee means any Employee or Former Employee who at any time during the determination period was not a Highly Compensated Employee.

1.41 "NON-KEY EMPLOYEE." Non-Key Employee means any Employee or Former Employee (and the designated beneficiaries of such Employee) who at any time during the determination period was not a Key Employee.

1.42 "NORMAL RETIREMENT AGE." Normal Retirement Age means the date a Participant attains age 65.

1.43 "NORMAL RETIREMENT DATE." Normal Retirement Date means the first day of the month immediately following the date a Participant first attains Normal Retirement Age.

1.44 "PARTICIPANT." Participant means an Eligible Employee who is making contributions or maintains account balances in the Plan or under another defined contribution pension plan of the Company meeting the requirements of section 401(a) of the Code.

1.45 "PERIOD OF SERVICE." Period of Service means the period between an Employee's Employment Commencement Date and Severance from Service Date.

1.46 "PERIOD OF SEVERANCE." Period of Severance means the period between an Employee's Employment Commencement Date and Severance from Service Date.

1.47 "PLAN." Plan means the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan, as set forth herein and as amended from time to time and formerly known as the HCR Manor Care Stock Purchase and Retirement Savings Plan.

1.48 "PLAN ADMINISTRATOR." Plan Administrator means the Fiduciary or Named Fiduciary of the Plan, with respect to the specific responsibilities and duties described in Section 11.04 hereof (Duties of Committee).

1.49              "PLAN YEAR."  Plan Year means the calendar year.

1.50 "QUALIFIED ELECTION." Qualified Election means the spouse's consent to an alternative form of benefit and/or an alternative beneficiary as provided in Section 8.04 hereof (Method and Medium of Payment). Such consent must be in writing and must be witnessed by a Plan representative or by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, or for such other reasons as may be allowed by the Secretary of the Treasury, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

1.51 "SEVERANCE FROM SERVICE DATE." Severance from Service Date means the Participant terminates employment with the Affiliated Employers or the Participant continues employment with the Affiliated Employers but receives credit for less than 501 Hours of Service for one or more consecutive Plan Years.

1.52 "TRUST". Trust means the legal entity resulting from an agreement between HCR Manor Care, Inc. and any amendments thereto, by which Employer contributions shall be received, held, invested and distributed to or for the benefit of Participants, former Participants and designated beneficiaries.

1.53 "TRUST AGREEMENT". Trust Agreement" means, with respect to each Trust, the agreement between HCR Manor Care, Inc. and a Trustee establishing such Trust, and any amendments thereto.

1.54 "TRUSTEE." Trustee means, with respect to each Trust, the bank, trust company, individual or individuals which shall accept the appointment to execute the duties of the Trustee of such Trust as set forth in a Trust Agreement.

1.55 "TRUST FUND." Trust Fund means, with respect to each Trust, any property, real or personal, received by the Trustee of such Trust, plus all income and gains and losses, expenses and distributions chargeable thereto.

1.56 "VALUATION DATE." Valuation Date means the date occurring in each Plan Year on which assets are valued and plan costs computed. It shall either be the first or last day of the Plan Year.

1.57 "YEAR OF SERVICE." Year of Service means a Plan Year during which an Employee completes 1,000 or more Hours of Service. Year of Service shall also include all Years of Service earned by a Participant under provisions of this Plan as of December 31, 2002.

                                   ARTICLE II
                                  CONTRIBUTIONS



2.01              CONTRIBUTIONS BY EMPLOYER

                  (a) EMPLOYEE PRE-TAX CONTRIBUTIONS. The Employer shall contribute to the Trust Fund on behalf of each Participant the full amount of Employee Pre-Tax Contributions authorized by Participants.

                  (b) COMPANY MATCHING CONTRIBUTIONS (CMC). The Employer shall contribute to the Trust Fund an amount equal to 50% of a Participant's Employee Pre-Tax Contributions, not to exceed 3% of the Participant's Annual Compensation on behalf of each Participant:

                           (1) who was employed on December 31 of the Plan Year and had accumulated 1,000 or more Hours of Service during the Plan Year,

                           (2) who retired during the Plan Year on or after the Participant's Normal Retirement Date,

                           (3) who was involuntarily terminated during the Plan Year on account of a layoff, reduction-in-force or outsourcing of the Participant's position, or

                           (4) who was terminated during the Plan Year on account of a permanent and total disability or death. For this purpose, the "total and permanent disability" of any Participant shall be determined by the Committee, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary or advisable.

                           For purposes of this Section 2.01(b), a Participant's Employee Pre-Tax Contributions shall include Employee Pre-Tax Contributions which are discontinued and recharacterized as Employee After-Tax Contributions by the Employer pursuant to Section 2.03 hereof (Employee After-Tax Contribution Option).

                           CMC shall not be contributed on behalf of any Participant who is classified by the Employer for benefit coverage as a 'Benefit Level #14 Employee'.

                  (c) COMPANY DISCRETIONARY CONTRIBUTIONS (CDC). An Employer may, but is under no obligation to do so, contribute to the Trust Fund on behalf of each

                           Eligible Employee or each Participant, as the case may be, or a subsection of Eligible Employees or Participants, as the case may be, a discretionary amount. CDC shall not be contributed on behalf of any Participant who is classified by the Employer for benefit coverage as a 'Benefit Level #14 Employee'.

                  CMC and CDC, if applicable, shall be contributed on an annual basis after the end of the Plan Year on or before the last day the Company is required to file its federal income tax return, with extensions, for the previous calendar year on behalf of each Participant:

                  CMC shall be invested in the Manor Care, Inc. Stock Fund. Such contributions may be made in cash or at Manor Care, Inc.'s discretion, in the form of treasury or authorized but unissued Manor Care, Inc. common shares, valued at the mean between the highest and lowest prices at which said shares are traded on the New York Stock Exchange on the date of such contribution. CDC may be made in Manor Care, Inc. common share or in cash. If in common shares, CDC contributions shall be invested in the Manor Care, Inc. Stock Fund. If in cash, CDC contributions shall follow Participant investment elections.

                  CMC and CDC must meet the nondiscrimination requirements of sections 401(a)(4) and 401(m) of the Code as described in Section 5.03 hereof (Nondiscrimination Requirements for Employee After-Tax Contributions, CMC and CDC Contributions). CMC shall not be reduced or refunded in the event Employee Pre-Tax Contributions with respect to which CMC were made are distributed or recharacterized pursuant to Section 5.02 hereof (Nondiscrimination Requirements for Employee Pre-Tax Contributions), except as described in Section 5.03 hereof (Nondiscrimination Requirements for Employee After-Tax Contributions, CMC and CDC Contributions).

                  This Plan is designed to qualify as a profit-sharing plan for purposes of sections 401(a), 401(k), 401(m), 402, 412 and 417 of the Code, however, the Employer may make contributions to this Plan without regard to current or accumulated earnings and profits for any taxable year or years ending with or within such Plan Year.

2.02              EMPLOYEE PRE-TAX CONTRIBUTION OPTION

                  Each eligible Participant may elect to defer a percentage of the Participant's Annual Compensation, in 1% increments up to 18% of Annual Compensation, for each pay period that the Participant remains a Participant in the Plan in accordance with procedures established by the Committee. The Participant's election shall be made at such time and in such manner as the Committee shall determine. Said election shall remain in effect until revoked or superseded by a subsequent election pursuant to procedures established by the Committee.

         Except as provided herein, the Employer shall contribute to the Plan on behalf of the Participant the full amount of the Employee Pre-Tax Contributions authorized by the Participant. In no event, however, shall a Participant's Employee Pre-Tax Contributions to this Plan, plus any amounts deferred under any plans or arrangements that are maintained by the Company and are described in sections 401(k), 403(b) or 408(k) of the Code, exceed $11,000 for calendar year 2002, $12,000 for calendar year 2003, $13,000 for calendar year 2004, $14,000 for calendar year 2005, and $15,000 for calendar year 2006 and thereafter or such other amount as may be allowable pursuant to section 402(g) of the Code. The Employer shall automatically discontinue a Participant's Employee Pre-Tax Contributions for the remainder of the calendar year in the event the Participant reaches the section 402(g) limitation. Further, a Participant may request a distribution of the amount of any Excess Employee Pre-Tax Contribution Deferrals in accordance with the provisions of
Section 8.09 hereof (Distribution of Excess Employee Pre-Tax Contribution Deferrals).

                  It is intended that contributions made pursuant to this
Section 2.02 shall not be considered income to the Participant for purposes of section 61 of the Code. Such contributions shall be deemed as those made by the Employer for all purposes, subject to the limitations of Sections 2.09 and 5.02 hereof (Section 415 Limitations and Nondiscrimination Requirements for Employee Pre-Tax Contributions).

2.03              EMPLOYEE AFTER-TAX CONTRIBUTION OPTION

                  If the sum of the contributions to a Participant's Employee Pre-Tax Contributions Account reaches the section 402(g) of the Code limitation during the calendar year, the Employer shall discontinue making such contributions to the Participant's Employee Pre-Tax Contributions Account and shall commence making such contributions on an after-tax basis to the Participant's Employee After-Tax Contributions Account for the remainder of the calendar year. Employee After-Tax Contributions shall continue unless the Participant advises the Employer to discontinue making contributions to the Participant's Employee After-Tax Contributions Account or changes the amount of the Employee After-Tax Contributions Contribution pursuant to procedures established by the Committee.

                  Employee Pre-Tax Contributions which are recharacterized pursuant to Section 5.02 hereof (Nondiscrimination Requirements for Employee Pre-Tax Contributions) shall be contributed to Participants' Employee After-Tax Contributions Accounts.

                  Employee After-Tax Contributions are limited to 10% of base pay per paycheck Participants' and shall be at all times nonforfeitable.

                  Contributions to a Participant's Employee After-Tax Contributions Account must meet the nondiscrimination requirements of section 401(m) of the Code as described in Section 5.03 hereof (Nondiscrimination Requirements for Employee After-Tax Contributions, CMC and CDC Contributions).

2.04              INDIVIDUAL TAX SAVINGS OPTION

                  Under a predecessor plan and prior to 1987, a Participant may have elected to contribute under this option contributions which were deductible from the Participant's Federal gross income under section 219 of the Internal Revenue Code of 1954, but which are no longer deductible under the Code.

2.05              CHANGE IN CONTRIBUTIONS

                  A Participant may elect to change the percentage of the Participant's Annual Compensation which shall be contributed as Employee Pre-Tax Contributions or Employee After-Tax Contributions, subject to Sections 2.02 and
2.03 hereof (Employee Pre-Tax Contribution Option and Employee After-Tax Contribution Option), at such time or with such frequency as specified under procedures established by the Committee. Any change shall be effective on the next available pay day following receipt of notification from the Participant.

2.06              CONTRIBUTIONS FROM PREVIOUS PLANS; ROLLOVER CONTRIBUTIONS

                  The Trustee, upon authorization from the Committee, may accept transfers on behalf of a Participant from:

                  (a) an Eligible Rollover Distribution from a qualified pension or profit-sharing plan maintained by a former employer of the Participant;

                  (b) a qualified profit-sharing plan maintained, previously or currently, by the Employer;

                  (c) a "rollover" individual retirement account as that term is defined in section 408(d)(3)(A)(ii) of the Code; or

                  (d) a plan in which assets are held on behalf of an Owner-Employee as defined in section 401(c)(3) of the Code, which satisfies the applicable requirements of sections 401(a) and 401(d) of said Code and with respect thereto:

                           (1) the transferred fund shall be maintained in separate accounts in the name of the respective Participants;

                           (2) a Participant's interest in the separate account shall be nonforfeitable; and

                           (3) the Trustee may not lend any portion of such separate account to any Participant.

                  The Trustee, upon authorization from the Committee, may also accept transfers on behalf of a Covered Employee prior to such Covered Employee's Entry Date in the Plan from an

Eligible Rollover Distribution from a qualified pension or profit-sharing plan maintained by a former employer of the Covered Employee.

                  Contributions made pursuant to this Section 2.06 shall be credited to the Participant's Rollover Contributions Account and shall be at all times nonforfeitable.

2.07              TIME FOR PAYMENT OF CONTRIBUTIONS

                  Contributions to be made to the Plan pursuant to Section 2.01,
2.03 and 2.06 hereof (Contributions by Employer, Employee After-Tax Contribution Option and Contributions from Previous Plans; Rollover Contributions) shall be periodically contributed by the Employer to the Plan in accordance with procedures established by the Committee.

2.08              REVERSION OF FUNDS TO EMPLOYER

                  All Employer contributions are conditioned upon their deductibility for the year for which they are made pursuant to section 404 of the Code. The Employer shall not directly or indirectly receive any refund on contributions made to the Trust Fund except in the following circumstances:

                  (a) The contribution was made by reason of a mistake of fact, or

                  (b) The deduction for such contribution is disallowed for the year for which it was made.

                  Earnings attributable to any contribution subject to refund shall not be refunded. The amount subject to refund shall be reduced by any loss attributable thereto, and by any amount which would cause the Account of any Participant to be reduced to less than the balance which would have been in the Account had the contribution subject to refund not been made. The return of the contribution shall be returned to the Employer within one year of the mistaken payment or the disallowance of the current deduction, as the case may be.

2.09              SECTION 415 LIMITATIONS.

                  (a) LIMITS IMPOSED. In addition to any other limits set forth in the Plan, and notwithstanding any other provision of the Plan, in no event shall the annual addition with respect to a Participant's Account exceed the maximum annual amount permitted by section 415 of the Code. The determination in the preceding sentence shall be made after taking into account the annual additions with respect to the Participant under all other defined contribution plans required to be aggregated with this Plan under section 415(f)(1)(B) of the Code.

                  (b) ADJUSTMENTS WHERE LIMITS OTHERWISE EXCEEDED. If the limits imposed by Section 2.09(a) hereof (Limits Imposed) with respect to a Participant would otherwise be exceeded, the annual additions with respect to the Participant's accounts under the plans described in Section 2.09(a) hereof (Limits Imposed) shall be reduced until those limits are satisfied. For purposes of applying the preceding sentence, the annual addition to a Participant's Account under this Plan shall not be reduced until the annual additions with respect to such Participant under all other defined contribution plans have first been reduced.

2.10              MILITARY SERVICE.

                  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                   ARTICLE III
                                   ELIGIBILITY



3.01              EMPLOYEES ON THE EFFECTIVE DATE

                  Each Covered Employee, who on the Effective Date is an Employee of the Employer in an Employment Unit to which the Plan is in effect and who is a Participant in the Plan or who is eligible to participate in the Plan, shall continue to participate or be eligible to participate in the Plan as of the Effective Date.

3.02              HIGHLY COMPENSATED EMPLOYEES

                  Highly Compensated Employees shall not be eligible to be active Participants in the Plan and shall have the status of Inactive Participants to the extent they maintain Account balances in the Plan.

3.03              OTHER EMPLOYEES

                  Each Covered Employee who shall not qualify for participation under Section 3.01 hereof (Employees on the Effective Date) who has attained age 21 shall be eligible to participate in the Plan after completing a Period of Service with an Employer of six consecutive months during which the Employee has accumulated 500 Hours of Service. The earliest Entry Date an Eligible Employee may become a Participant in the Plan would be the first day of the month following the month the Eligible Employee enrolled in the Plan.

3.04              TRANSFER OF EMPLOYMENT

                  In the event that a Participant transfers employment to another unit of the Employer or the Company to which this Plan is not in effect, such transfer shall not constitute a separation from service, and the Participant shall be considered an Inactive Participant. The balance in such Inactive Participant's Accounts shall be held and invested pursuant to Article VI hereof (Investment of the Trust Funds) until such time as it may be distributed or transferred in accordance with Article VIII hereof (Distributions and Benefits to Participants).

                  In the event that an Employee transfers from another unit of the Employer or the Company for which this Plan is not in effect to a unit of the Employer or the Company for which this Plan is in effect, the Employee shall be eligible to participate as of the first day of the month following the Employee meeting the eligibility requirements of Section 3.03 hereof (Other Employees) or, if later, the first day of the month following enrollment.

3.05              ELIGIBILITY UPON REEMPLOYMENT

                  A former Participant or Former Employee who met the eligibility requirements for participation in the Plan at the time the Employee terminated employment and who is subsequently rehired, or transfers employment to a unit of the Employer or the Company to which this Plan is in effect, shall be entitled to participate in the Plan on the first day following the date the Employee resumes being a Covered Employee, provided the Employee notifies the Plan Administrator of his or her intent to participate in the Plan.

                                   ARTICLE IV
                              PARTICIPANT ACCOUNTS



4.01              SEPARATE ACCOUNTS

                  Separate accounts shall be maintained by the Trustee for each Participant as follows:

                  (a) EMPLOYEE PRE-TAX CONTRIBUTIONS ACCOUNT. Employee Pre-Tax Contributions made by each Participant pursuant to Section 2.01(a) hereof (Employee Pre-Tax Contributions), together with such Participant's share of all income, gains or losses, and accumulations, shall be credited to each Participant's Employee Pre-Tax Contributions Account.

                  (b) EMPLOYEE AFTER-TAX CONTRIBUTIONS ACCOUNT. Employee After-Tax Contributions made by each Participant pursuant to Section 2.03 hereof (Employee After-Tax Contribution Option), together with its share of all income, gains or losses, and accumulations, shall be credited to each Participant's Employee After-Tax Contributions Account.

                  (c) COMPANY CONTRIBUTIONS ACCOUNT. CMC and CDC Contributions made by the Employer pursuant to Sections 2.01(b) and 2.01(c) hereof (Company Matching Contributions and Company Discretionary Contributions) together with their share of all income, gains or losses, and accumulations, shall be credited to each Participant's CMC Contributions Account.

                  (d) ROLLOVER CONTRIBUTIONS ACCOUNT. Rollover Contributions made by a Participant pursuant to
                           Section 2.06 hereof (Contributions from Previous Plans; Rollover Contributions), together with its share of income, gains or losses, and accumulations, shall be credited to each Participant's Rollover Contributions Account. A Rollover Contributions Account shall not include loan accounts from the Participant's previous plan.

                  (e) INDIVIDUAL TAX SAVINGS CONTRIBUTIONS ACCOUNT. Individual Tax Savings Contributions made by a Participant to a predecessor plan prior to 1987 pursuant to Section 2.04 hereof (Individual Tax Savings Option) shall be maintained and accounted for separately, and shall be credited with its share of all income, gains or losses, and accumulations.

                                    ARTICLE V
                                   ALLOCATIONS



5.01              ANNUAL ALLOCATIONS

                  Employer contributions shall be allocated to each Participant's Accounts in accordance with Article II hereof (Contributions). A Participant shall be entitled, once the Participant becomes eligible, to an allocation of Employee Pre-Tax Contributions, CMC and CDC Contributions in any Plan Year in which the Participant made an election under the Employee Pre-Tax Contribution Option pursuant to Section 2.02 hereof (Employee Pre-Tax Contribution Option).

5.02              NONDISCRIMINATION REQUIREMENTS FOR EMPLOYEE PRE-TAX
                  CONTRIBUTIONS

                  Contributions made under this Plan to a Participant's Employee Pre-Tax Contributions Account must meet the nondiscrimination requirements of section 401(k) of the Code. To meet such requirements the actual deferral percentage test will be applied as set forth in section 401(k)(3) of the Code and Treasury Regulations section 1.401(k)-1(b).

                  To the extent that it is necessary in order to comply with the nondiscrimination requirements of section 401(a) or section 401(k) of the Code, the Employer shall first recharacterize to the extent possible and then shall distribute the amount of the Excess Employee Pre-Tax Contributions, as well as income attributable thereto, to Participants who are Highly Compensated Employees no later than 2 1/2 months after the close of the Plan Year for which said excess contributions were authorized. Employee Pre-Tax Contributions of Participants who are Highly Compensated Employees shall be reduced, and excess contributions distributed, in accordance with the following:

                  (a) Highly Compensated Participants' Employee Pre-Tax Contributions shall be reduced and distributed on the basis of the amount of Employee Pre-Tax Contributions made by or on behalf of each such Highly Compensated Employee beginning with those Highly Compensated Participant who have the largest Employee Pre-Tax Contributions Contribution until the Employee Pre-Tax Contributions Contribution of each such Highly Compensated Participant is equal to the Employee Pre-Tax Contributions Contribution of the next highest Employee Pre-Tax Contributions Contribution.

                  (b) If any excess contributions remain after the above reduction, then Employee Pre-Tax Contributions made on behalf of all Participants who are Highly Compensated Employees shall be similarly reduced until no more Employee Pre-Tax Contributions remain or the Plan is in compliance.

                  Income or loss attributable to said excess contributions shall be determined in the same proportion that each Highly Compensated Employee's excess contributions bear to the Participant's Employee Pre-Tax Contributions Account.

                  The distribution of said excess contributions and income or loss may be made without the consent of the Participant, or the Participant's spouse, and shall be considered as income to the Participant for purposes of section 61 of the Code.

5.03 NONDISCRIMINATION REQUIREMENTS FOR EMPLOYEE AFTER-TAX CONTRIBUTIONS, CMC AND CDC CONTRIBUTIONS

                  Contributions made under this Plan to a Participant's Employee After-Tax Contributions Account and the Participant's CMC Contributions Account must meet the nondiscrimination requirements of sections 401(a)(4) and 401(m) of the Code. In determining whether such requirements are met the actual contribution percentage test will be applied as set forth in section 401(m)(2) of the Code and section 1.401(m)-1(b) of the Treasury Regulations.

                  To the extent that it is necessary in order to comply with the nondiscrimination requirements of section 401(m) of the Code, the Employer shall distribute the amount of the Excess Aggregate Contributions, taking into account income or loss attributable thereto, to Participants who are Highly Compensated Employees no later than 2 1/2 months after the close of the Plan Year for which said Excess Aggregate Contributions were authorized. "Excess Aggregate Contributions" means the amount described in section 401(m)(6)(B) of the Code.

                  To the extent that it is necessary to comply with section 401(a)(4) of the Code, matching contributions attributable to Employee Pre-Tax Contributions that are recharacterized or distributed pursuant to Section 5.02 hereof (Nondiscrimination Requirements for Employee Pre-Tax Contributions) or
Section 8.09 hereof (Distributions of Excess Employee Pre-Tax Contribution Deferrals) shall be forfeited.

                  Excess Aggregate Contributions of Participants who are Highly Compensated Participants shall be reduced and distributed, in accordance with the following:

                  (a) Highly Compensated Participants' Employee After-Tax Contributions, CMC and CDC Contributions shall be reduced and distributed on the basis of the amount of Employee After-Tax Contributions, CMC and CDC Contributions made by or on behalf of each such Highly Compensated Employee beginning with those Highly Compensated Participants who have the largest Employee After-Tax Contributions, CMC and CDC Contributions (combined) until the Employee After-Tax Contributions, CMC and CDC Contributions of each such Highly Compensated Participant is equal to the Employee After-Tax Contributions, CMC and CDC Contributions of the next highest Employee After-Tax Contributions, CMC and CDC Contributions.

                  (b) If any Excess Aggregate Contribution remains after the preceding reduction, then next all remaining Employee After-Tax Contributions, CMC and CDC Contributions shall be similarly reduced until no more Employee After-Tax Contributions, CMC and CDC Contributions remain or the Plan is in compliance.

                  The determination of the income or loss attributable to the Excess Aggregate Contributions shall be in accordance with the following:

                  (a) If Employee After-Tax Contributions are distributed, the attributable income or loss shall be in the same proportion that the Highly Compensated Participant's distributed Employee After-Tax Contributions Contribution bears to the Participant's Employee After-Tax Contributions Account.

                  (b) If CMC and CDC Contributions are distributed, the attributable income or loss shall be in the same proportion that the Highly Compensated Participant's distributed CMC and CDC Contributions bears to the Participant's CMC Contributions Account.

                  The distribution of Excess Aggregate Contributions and income or loss may be made without the consent of the Participant, or the Participant's spouse, and shall be considered as income to the Participant, except to the extent of Employee After-Tax Contributions distributed, for purposes of section 61 of the Code.

5.04              NONDISCRIMINATION REQUIREMENTS - TEST FOR MULTIPLE USE

                  For purposes of meeting the nondiscrimination requirements of sections 401(k) and 401(m) of the Code, the Plan Administrator may apply the test for multiple use of the alternative limitation as set forth in section 1.401(m)-2(b) of the Treasury Regulations. In applying the multiple use test, if the sum of the actual deferral percentage and the actual contribution percentage (determined after applications of Sections 5.02 and 5.03 hereof (Nondiscrimination Requirements for Employee Pre-Tax Contributions and Nondiscrimination Requirements for Employee After-Tax Contributions, CMC and CDC Contributions)) for Eligible Employees exceeds the aggregate limit as set forth in 1.401(m)-2(b)(3) of the Treasury Regulations, Excess Aggregate Contributions shall be reduced and distributed in the manner described in Section 5.03 hereof (Nondiscrimination Requirements for Employee After-Tax Contributions, CMC and CDC Contributions) until such sum no longer exceeds the aggregate limit.

5.05              ANNUAL REPORT TO PARTICIPANTS

                  The Committee shall notify each Participant in writing of the financial status of the Participant's Accounts as of the last day of each calendar quarter and additionally at such other times as it deems appropriate.

                                   ARTICLE VI
                          INVESTMENT OF THE TRUST FUNDS



6.01              INVESTMENT FUNDS

                  The Trust Fund shall consist of separate Investment Funds as determined by the Committee. The Committee may from time to time, in its discretion, modify, add or eliminate one or more funds.

6.02              LIMITATIONS ON INVESTMENT OF THE TRUST FUNDS

                  In accordance with procedures established by the Committee which are uniformly applied, each Participant shall designate how current and past contributions shall be invested among the funds. The procedures to be established shall include the frequency of changes of contributions among investments; the frequency and restrictions on transfers among the investments; and the minimum percentage of contribution to any investment or transfer among investments.

                  Participants may redirect investments in the Manor Care, Inc. Stock Fund in accordance with rules and procedures established by the Committee.

                  With respect to contributions invested in the Manor Care, Inc. Stock Fund, if Manor Care, Inc. offers to sell treasury or authorized but unissued Manor Care, Inc. common shares, the Trustee may purchase said shares on a no commission basis at a price not in excess of the mean between the highest and lowest prices at which said shares are traded on the New York Stock Exchange on the date of purchase by the Trustee.

                  If a Participant does not elect to receive the value of the Participant's Accounts upon termination of employment and becomes an Inactive Participant, such a Participant may maintain the Participant's Accounts under the same terms and conditions as Participants who have not terminated employment, until such time as the Account balances are to be distributed to the Participant in their entirety in accordance with Article VIII hereof (Distribution and Benefits to Participants).

                  A Participant transferring to another Company shall retain the right to direct the investment of the Participant's Accounts until such time as the Participant otherwise separates from service with the Company.

                  A Participant transferring funds to a plan qualified by HES or a domestic corporation whose voting shares are directly or indirectly owned by Manor Care, Inc., shall maintain each investment fund as constituted just prior to transfer. Thereafter, the transferred Accounts of the Participant are treated as contributions under the plan to which the Accounts are transferred.

6.03              NAMED FIDUCIARY

                  A Participant shall be a Named Fiduciary with respect to such Participant's directions made pursuant to this Article VI.

                                   ARTICLE VII
                            VALUATION OF TRUST FUNDS



7.01              VALUATION OF THE INDIVIDUAL INVESTMENT FUNDS

                  The Trustee shall revalue each Fund at its fair market value as of the last day of the Plan Year and as of such dates as the Committee shall designate, and shall determine the net income or net loss for each Fund since the preceding accounting date, including any unrealized appreciation or depreciation in the value of such Fund as well as any realized income, gain, expenses and losses. Any such determinations of net income or net loss made by the Trustee shall be conclusive and binding upon all interested Participants and their designated beneficiaries. The Accounts of each Participant shall then be adjusted by apportioning the Fund, including income, as thus revalued, among Participants' Accounts.

                                  ARTICLE VIII
                   DISTRIBUTIONS AND BENEFITS TO PARTICIPANTS



8.01              UPON RETIREMENT, DISABILITY OR OTHER EVENTS

                  The Participant's Accounts shall become distributable in accordance with the provisions of Section 8.04 hereof (Method and Medium of Payment) upon the occurrence of any one of the following events:

                  (a) the Participant's attainment of the age of 59 1/2 years;

                  (b) the Participant's separation from service with the Employer;

                  (c)      the Participant's total and permanent disability;

                  (d)      the Participant's death;

                  (e) the transfer of the Participant's employment from an Employment Unit where the Plan is in effect to a domestic corporation whose voting shares are directly or indirectly owned by Manor Care, Inc. or an Employment Unit of the Employer as to which the Plan is not in effect, provided, the transfer would constitute a separation from service within the meaning of section 401(k)(2)(B) of the Code; or

                  (f) the termination of this Plan in which event the Participant's Accounts under the Plan shall be 100% vested in the Participant and shall be distributed to the Participant in such manner as the Committee shall direct.

                  The "total and permanent disability" of any Participant shall be determined by the Committee, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary or advisable.

                  Upon occurrence of any of the events described in this Section 8.01, the Committee shall provide the Participant or the Participant's beneficiary with an election form regarding the method and medium of payment as provided in Section 8.04 hereof (Method and Medium of Payment) and shall seek to receive or obtain such completed election form from the Participant or beneficiary as soon as practicable thereafter.

                  Upon the occurrence of any of the events described in this
Section 8.01, the entire interest in the Accounts of the Participant shall include the amount of any additional credit, as finally determined, representing the Participant's participation and contributions for the Plan Year in which the event occurs and the committee, in accordance with the provisions of Sections
8.04 and 8.05
hereof (Method and Medium of Payment and Distribution After Death of a Participant), shall then direct the trustee to distribute the vested interest in the Participant's Accounts to the Participant or to such Participant's designated beneficiary or beneficiaries, or, if none, as provided in this
Article VIII. The Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the nonforfeitable interest in the Accounts of such deceased Participant as the Committee deems desirable and the Committee's determination shall be conclusive.

                  Each Participant, by written instrument delivered to the Committee, shall have the unqualified right to designate and from time to time change the beneficiary or beneficiaries to receive in the event of the Participant's death the nonforfeitable interest in the Participant's Accounts.

                  In the event the Participant fails to designate a beneficiary or beneficiaries, the nonforfeitable interest in the Participant's Accounts shall be distributed in the following order of priority:

                  (a)      First, to the Participant's spouse if then living;

                  (b) Second, equally to the Participant's children, if then living;

                  (c) Third, equally to the Participant's parents, if then living; and

                  (d)      Fourth to the Participant's estate.

                  If the present value of the benefit otherwise payable under any provision of the Plan to a Participant or the Participant's beneficiary upon and by reason of the Participant's retirement or other termination of employment does not currently or at the time of any prior distribution exceed $5,000, such Participant's benefit shall be paid to the Participant in a lump sum, in an amount equal to such present value calculated in accordance with the provisions of Article VII and Section 8.04 hereof (Valuation of Trust Funds and Method and Medium of Payment) upon the Participant's retirement or other termination of employment. Upon the adoption of final Treasury Regulations applicable hereto, if the present value of the benefit otherwise payable under any provision of the Plan to a Participant or the Participant's beneficiary upon and by reason of the Participant's retirement or other termination of employment is greater than $1,000 but does not currently or at the time of any prior distribution exceed $5,000, such Participant's benefit shall be rolled over to an Individual Retirement Account or at the election of the Participant paid to the Participant in a lump sum, in an amount equal to such present value calculated in accordance with the provisions of Article VII and Section 8.04 hereof (Valuation of Trust Funds and Method and Medium of Payment) upon the Participant's retirement or other termination of employment.

8.02              NOTICE REQUIREMENTS

                  The Committee shall provide the Participant not more than 90 days nor less than 30 days before the first day of the first period for which an amount is paid as an annuity or any other form of benefit as provided in Sections 8.04 and 8.07 hereof (Method and Medium of Payment and Withdrawals) a written explanation of the optional forms of benefit available under the Plan. In addition, so long as a benefit is immediately distributable, a Participant or the Participant's designated beneficiary must be informed of their right as provided in Section 8.04 hereof (Method and Medium of Payment) to defer receipt of the distribution. Such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Treasury Regulations (and this Section 8.02) is given, provided that:

                  (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (b) the Participant, after receiving the notice, affirmatively elects a distribution.

8.03              CERTIFICATION BY COMMITTEE

                  The Committee shall certify to the Trustee all pertinent facts and information required to determine its proper action in connection with retirement, disability, death, termination of employment and transfer of employment of Participants, and the Trustee may rely fully upon information so certified and shall be fully protected in so doing; but in the absence of appropriate certificates as to any such facts or pertinent related facts, the Trustee may rely and act upon other information which it reasonably believes to be true.

8.04              METHOD AND MEDIUM OF PAYMENT

                  The interest in a Participant's Accounts shall be payable in cash. Amounts invested in the Manor Care, Inc. Stock Fund shall be distributed in cash unless an election is made by the Participant to receive shares or any combination of whole shares and cash from such Stock Fund. Fractional shares shall be paid in cash on the basis of the market value of a common share in such Stock Fund on the day of distribution. Any dividend received by the Trustee with respect to common shares distributed in kind shall be paid in cash if the record date for such dividend shall be after the first day of the month in which the Participant's rights to such distribution accrues.

                  The distribution of a Participant's nonforfeitable interest in the Participant's Accounts shall be made by the Trustee to such Participant or the Participant's beneficiaries as soon as practicable upon or after any of the events described in Section 8.01 hereof (Upon Retirement, Disability or Other Events) in one or a combination of the following methods as such Participant or beneficiary, subject to a Qualified Election, may request:

                  (a)      In one lump sum;

                  (b) In annual installments, in cash or in shares of Manor Care, Inc. (to the extent the Participant's Accounts are invested in the Manor Care, Inc. Stock Fund), of substantially equal amounts for a period of time not to exceed the life expectancy of the Participant or that of the Participant and the Participant's designated beneficiary. At the election of a Participant or beneficiary, the payment of any benefits to the Participant in installments may be accelerated and the unpaid balance distributed to such Participant or beneficiary in a single distribution.

                  Any other form of benefit that may have been available to a Participant under a merged plan listed in Appendix B hereof (Merged Plans), shall not be available to such a Participant under this Plan. Except any form of benefit that was made available to a Participant under a merged plan that is in payment status, shall continue for the term of the applicable payment option.

                  The designated beneficiary of a Participant's Accounts must be the Participant's spouse unless subject to a Qualified Election.

                  Except as otherwise provided herein, no distribution of a Participant's Accounts may be made without the consent of the Participant, or the designated beneficiary. In accordance with rules and procedures established by the Committee, a Participant who is retiring or a spouse beneficiary who is entitled to a distribution due to the Participant's death may elect to defer the commencement of distribution of the Participant's Accounts to any date. The Committee in its sole discretion may approve a request for earlier distribution once election for deferral has been made.

                  In all events and irrespective of an election to defer, distributions of benefits of a Participant who is a Five-Percent Owner must commence by April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 under method (b) above.

                  If the Participant's nonforfeitable interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's nonforfeitable interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Treasury Regulations. For purposes of this computation, a Participant's or the Participant's spouse's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  As required by section 401(a)(14) of the Code, unless the Participant elects to defer the commencement of distribution in accordance with this Section 8.04, distribution of the Participant's Accounts shall commence not later that the 60th day after the latest of the close of the

Plan Year in which:

                  (a)      the Participant attains age 65;

                  (b) occurs the 10th anniversary of the year in which the Participant commences participation in the Plan; or

                  (c) the Participant terminates employment with the Employer.

                  Once the distribution of a Participant's nonforfeitable interest has been approved, the amount to be distributed shall be based on the valuation of the Participant's nonforfeitable interest in the Participant's Accounts pursuant to Article VII hereof (Valuation of the Trust Funds) on the day of distribution.

8.05              DISTRIBUTIONS AFTER DEATH OF A PARTICIPANT

                  If a Participant dies before any of the Participant's interest in the Plan has been distributed, the Participant's interest shall be distributed within five years of the Participant's death. Irrespective of the above, if any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary, subject to a Qualified Election, the Participant's interest will be distributed over a period not to exceed the life expectancy of such beneficiary provided payment begins not later than one year after the date of the Participant's death, or such later date as the Secretary of the Treasury may prescribe. If the designated beneficiary is the surviving spouse of the Participant, payment of the Participant's interest must commence no later than the date on which the Participant would have attained the age of 70 1/2. If the surviving spouse dies before the distributions to such spouse begin, the payment of the Participant's interest shall be made as if the surviving spouse were the Participant.

                  If distribution of the Participant's interest has begun after the required beginning date under section 401(a)(9) of the Code at the time of such Participant's death, distribution may be made for a term certain at least as rapidly as under the method of distribution used prior to the death of the Participant.

8.06              RIGHT TO HAVE ACCOUNTS TRANSFERRED

                  By notice to the Committee, a Participant entitled to a distribution pursuant to Section 8.01 hereof (Upon Retirement, Disability or Other Events) or who becomes covered by a different savings plan sponsored by the Company shall have the right to have the nonforfeitable interest in the Participant's Accounts transferred to another plan and trust which is qualified under section 401(a) of the Code and is a tax-exempt trust under the provisions of section 501(a) of the Code or, solely as to a distribution pursuant to
Section 8.01 hereof (Upon Retirement, Disability or Other Events), to an individual retirement account as provided under section 408 of the Code.

                  If such Participant has an outstanding loan pursuant to
Section 8.08 hereof (Loans to Participants), and elects a transfer of the Participant's Accounts to another qualified plan and trust, the loan will also be transferred, provided that the plan and trust accepting the Participant's Accounts are empowered to also accept the loan.

8.07              WITHDRAWALS

                  A Participant may request a withdrawal from the Participant's Accounts subject to rules and procedures established by the Committee. Such a request must be submitted to the Committee in writing. To the extent permitted by law and provided the withdrawal would not result in an outstanding loan balance becoming greater than the remaining Account balance, withdrawals from a Participant's Accounts may be made in the amounts indicated in the following order:

                  FIRST, all or a part of the balance of the Participant's pre-1987 Employee After-Tax Contributions Account, excluding earnings.

                  SECOND, all or a part of the balance of the Participant's post-1986 Employee After-Tax Contributions Account, including all Employee After-Tax Contributions Account earnings.

                  THIRD, if the Employer contributions are not aggregated with salary deferrals to meet nondiscrimination tests pursuant to the Code, and provided that the Participant is 100% vested in the Participant's CMC Contribution Account, all or part of the balance of the Participant's pre-1992 CMC Contributions Account, including earnings and notwithstanding the foregoing all or part of the Participant's company matching contributions from a Merged Plan, including earnings.

                  FOURTH, if the Participant can demonstrate the existence of a financial hardship, and provided that the Participant is 100% vested in the Participant's CMC Contributions Account, all or a part of the balance of the Participant's post-1991 CMC Contributions Account, including earnings, but not in excess of the amount of the financial hardship.

                  FIFTH, if the Participant can demonstrate the existence of a financial hardship, the Participant may withdraw all or a portion of the Participant's Employee Pre-Tax Contributions Account, exclusive of income earned on such contributions after December 31, 1988, but not in excess of the amount of the financial hardship.

                  SIXTH, if the Participant has attained age 59 1/2, the Participant may withdraw up to 100% of the amount of the Participant's Employee Pre-Tax Contributions Account, including a pro-rata portion of the earnings thereon.

                  SEVENTH, if the Participant has attained age 59 1/2, the Participant may withdraw all or a part of the Participant's Rollover Contributions Account.

                  A Participant may request a withdrawal of up to 100% of the Participant's Individual

Tax Savings Contributions Account at any time and irrespective of whether the Participant has any other funds available in the Plan.

                  A "financial hardship" is the existence of an immediate and heavy financial need which cannot reasonably be met by other resources available to the Participant. A distribution is automatically treated as being made on account of an immediate and heavy financial need if it is for:

                  (a) the payment of expenses for medical care that were either previously incurred by, or are necessary for the medical care of, the Participant, the Participant's Spouse, or the Participant's dependents;

                  (b) the costs directly related to the purchase, excluding mortgage payments, of the Participant's principal residence;

                  (c) the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's Spouse, or the Participant's dependents; or

                  (d) the payment of amounts necessary to prevent the eviction of the Participant from the Participant's principal residence or to prevent foreclosure on the mortgage on the Participant's principal residence.

                  Financial hardships shall also include, but are not limited to, the following:

                  (a) expenses connected with a death within the Participant's immediate family,

                  (b) uninsured expenses due to accident, sickness, disability or layoff affecting the Participant's immediate family, or

                  (c) immediate and heavy financial need as presented to the Committee which may include the amounts necessary to pay federal, state and local income taxes or penalties anticipated to be paid on the hardship distribution.

                  A distribution is not treated as necessary to satisfy an immediate and financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need, or to the extent the need may be relieved from other sources that are reasonably available to the participant. Other resources available to the Participant shall include all distributions, other than hardship distributions, and all nontaxable loans currently available under all other plans maintained by the Employer. For this purpose all other plans maintained by the Employer include a dependent care pre-tax reimbursement plan under a section 125 of the Code "cafeteria plan", but does not include a health care pre-tax reimbursement plan under a section 125 "cafeteria plan". The Committee may rely upon the Participant's written representation (unless contrary information is known) that the need cannot be reasonably relieved:

                  (a) by reimbursement or compensation from insurance or otherwise;

                  (b)      by liquidation of the Participant's assets;

                  (c) by stopping the Participant's contributions to the Plan; or

                  (d) by nontaxable loans from the Plan, or by commercial loans, in an amount sufficient to satisfy the need.

                  The Committee shall determine the existence of a bona fide hardship based on nondiscriminatory procedures, taking into account any then applicable rulings or regulations of the Internal Revenue Service. The standards established by the Committee for determining the existence of a financial hardship shall be uniformly applied to all Participants who make application for such a withdrawal, and the Committee's decision shall be final.

                  The minimum withdrawal from a Participant's Accounts shall be $500 or the Participant's Account balance, if less. After making a withdrawal on account of a financial hardship, a Participant will not be allowed to contribute Employee Pre-Tax Contributions or Employee After-Tax Contributions to the Participant's Account for six months following the financial hardship withdrawal.

                  Once the Committee has approved the Participant's request for a withdrawal, the amount to be withdrawn shall be:

                  (a) based on the valuation of the Participant's nonforfeitable interest in the Participant's Accounts pursuant to Article VII hereof (Valuation of Trust Funds), and

                  (b) paid to the Participant as soon as practicable after that Valuation Date.


8.08              LOANS TO PARTICIPANTS

                  The Committee may grant a loan to a Participant or an Inactive Participant who is an Employee from the Participant's Accounts, excluding the Participant's Individual Tax Savings Contributions Account and post-1991 CMC Contributions Account, upon such terms and conditions as specified in this
Section 8.08 and as established by the Committee. Any loan made shall first be taken from the Participant's Accounts in the following order:

                  FIRST, all or a part of the balance of Employee Pre-Tax Contributions Account, and the Employee After-Tax Contributions Account, pro rata;

                  SECOND, all or a part of the balance of the Rollover Contributions Account; and

                  THIRD, all or a part of the pre-1992 CMC Contributions
Account.

                  A Participant's combined value of the Participant's Employee Pre-Tax Contributions Account, pre-1992 CMC Contributions Account, Employee After-Tax Contributions Account, and Rollover Contributions Account shall be the source of loan funds and hereinafter define the Participant's Loan Fund Pool.

                  There is an administrative charge each time a Participant initiates a loan pursuant to this Section 8.08. The amount charged is to be deducted from the amount of the loan and is to be paid to the Trustee.

                  Any loan made by the Plan shall be subject to the following schedule:

                  If the Balance
                  in the Participant's            The Minimum               The Maximum
                  Loan Fund Pool is:                Loan is:                  Loan is:
                  ------------------              ------------              -----------

                  $1 -     $1,999                    $    0                 $     0

                  $2,000 - $100,000                  $1,000                 50% of the
                                                                            Participant's
                                                                            Loan Fund Pool

                  above $100,000                     $1,000                 $50,000

                  The $50,000 maximum loan amount shall be further reduced by the Participant's highest outstanding loan balance during the one year period ending on the day before such loan is made. In no event may a Participant's outstanding loan balance under all qualified Plans of the Company exceed $50,000.

                  Participants may have only one loan in their Account at a time. Participants who as of August 1, 2002 have more than one loan, or an additional loan being processed at that time, will not be forced to pay off any existing loan prematurely to come within the one loan limit. Participants who have existing loans as of August 1, 2002 or a loan that is in process as of that time, may not request an additional loan until all such loans are paid off. Once a loan is paid off, a Participant cannot make an application for a new loan until 90 days after the prior loan is paid off. In any event, only one loan can be requested during a twelve-month period.

                  The Committee shall establish uniform rules and procedures for the granting of loans which shall be consistently applied. In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

                  (a) An application for a loan by a Participant shall be made in writing to the

                           Committee whose action thereon shall be final.

                  (b) Each loan shall be made against such collateral as the Committee shall require, which may include the assignment of the borrower's entire right, title and interest in and to the Trust Fund supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

                  (c) Interest shall be charged at a reasonable rate, to be fixed by the Committee, from time to time, provided that such rate does not violate any applicable laws.

                  (d) Except as provided in subsection (e), all loans shall provide for payment by payroll deduction of principal and interest in installments over a period not to exceed five years.

                  (e) Home loans may provide for payment over a period not to exceed ten years. For purposes of this subsection, "home loan" means any loan, the proceeds of which are to acquire a dwelling unit which within a reasonable time is to be used as a principal residence of the Participant.

                  (f) Loans shall be amortized with level payments over the term of the loan, and payments must occur not less frequently than quarterly.

                  (g) All reasonable loan requests will be granted, providing the requested terms comply with the provisions of this Section 8.08.

                  (h) Loan repayments during periods of qualified military service will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

                  The Trustee shall maintain a separate account for each Participant loan as granted pursuant to this Section 8.08. Payments by the Participant shall be applied first to the payment of interest and then to principal, and following the above accounting, shall be invested in the various funds in accordance with the Participant's then current elections.

8.09              DISTRIBUTION OF EXCESS EMPLOYEE PRE-TAX CONTRIBUTION DEFERRALS

                  Notwithstanding any other provision of this Plan, Excess Employee Pre-Tax Contribution Deferrals and income attributable thereto shall be distributed no later than December 31st following the calendar year for which the Participant claims or the Committee determines that Excess Employee Pre-Tax Contribution Deferrals have been made. The Participant's claim must be in writing; must be submitted to the Committee no later than March 1 of the calendar year following the calendar year of the Excess Employee Pre-Tax Contribution Deferrals; must specify the amount of the Participant's Excess Employee Pre-Tax Contributions for the preceding calendar year; and must be accompanied by a written statement of the Participant that if such amounts are not distributed, the Excess Employee Pre-Tax Contribution Deferrals, when added to amounts deferred by or for the Employee under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by section 402(g) of the Code for the calendar year in which the contributions were made.

                  The Excess Employee Pre-Tax Contribution Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income or loss. The amount of the income or loss attributable to the Excess Employee Pre-Tax Contribution Deferrals shall be determined by multiplying the income or loss by a fraction, the numerator of which is the Excess Employee Pre-Tax Contribution Deferrals to be distributed and the denominator of which is the Participant's Employee Pre-Tax Contributions Account.

8.10              RESTRICTIONS ON DISTRIBUTIONS OF EMPLOYEE PRE-TAX
                  CONTRIBUTIONS

                  Employee Pre-Tax Contributions may not be distributed from this Plan earlier than the earliest of:

                  (a) retirement, separation from service, death or disability of the Participant;

                  (b)      attainment of age 59 1/2by the Participant;

                  (c) termination of the Plan without establishment of a successor plan, within the meaning of section 401(k)(10)(A)(i) of the Code;

                  (d) sale of substantially all of the assets of the Employer to an entity that is not an affiliated employer and that does maintain the Plan after the sale, only with respect to Participants who continue employment with the entity acquiring such assets;

                  (e) Upon the sale of a subsidiary of the Employer to an entity that is not an affiliated employer and that does not maintain the Plan after the sale, only with respect to Participants who continue employment with such subsidiary; or

                  (f) when a hardship withdrawal is requested and approved pursuant to Section 8.07 hereof (Withdrawals).


8.11              ELIGIBLE ROLLOVER DISTRIBUTIONS

                  Notwithstanding any provision of the plan to the contrary that would otherwise limit a Distributee's election under this Section 8.11, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

8.12              VESTING

                  A Participant's Employee After-Tax Contribution Account, Employee Pre-Tax Contribution Accounts, and Rollover Contribution Account shall at all times be 100% vested. The following provisions in this Section 8.12 shall apply with respect to vesting of CMC and CDC Contributions regardless of any other seemingly contradictory provision of this document.

                  (a) A Participant who is employed by an Employer before January 1, 1992 and who is working in a position which is classified by the Employer for benefit coverage as "Benefit Level #3" or "Benefit Level #6" shall be 100% vested in the value of the Participant's Individual Tax Savings Contribution Account and CMC Contributions Account.

                  (b) A Participant who is employed by an Employer between January 1, 1992 and January 1, 1995 and who is working in a position which is classified by the Employer for benefit coverage as "Benefit Level #3" or "Benefit Level #6" shall be vested in the value of a percentage of the Participant's CMC Contributions Account which results in the greater vested benefit where such percentage is determined under the following table:

                                                                                The Participant's
                                       If a Participant                         vested percentage
                                      has been employed:                             shall be:
                                      ------------------                        -----------------
                           (1)      less than 1 Year of Service                        20%

                           (2)      at least 1 but less                                40%
                                    than 2 Years of Service

                           (3)      at least 2 but less                                60%
                                    than 3 Years of Service

                           (4)      at least 3 but less                                80%
                                    than 4 Years of Service

                           (5)      4 Years of Service or more                         100%

                  (c) A Participant who is employed by an Employer between January 1, 1995 and January 1, 2000 who is a Covered Employee shall be vested in the value of a percentage of the Participant's CMC Contributions Account which results in the greater vested benefit where such percentage is determined under either of the following two tables:

                                                                                The Participant's
                                       If a Participant                         vested percentage
                                      has been employed:                             shall be:
                                      ------------------                        -----------------
                           (1)      less than 3 Years of Service                         0%

                           (2)      3 Years of Service or more                         100%

                           or

                                                                                The Participant's
                                       If a Participant                         vested percentage
                                      has been employed:                             shall be:
                                      ------------------                        -----------------
                           (1)      less than 2 Year of Service                          0%

                           (2)      at least 2 but less                                 20%
                                    than 3 Years of Service

                           (3)      at least 3 but less                                 40%
                                    than 4 Years of Service

                           (4)      at least 4 but less                                 60%
                                    than 5 Years of Service

                           (5)      at least 5 but less                                 80%
                                    than 6 Years of Service

                           (6)      6 Years of Service or more                          100%

                  (d) A Participant who is employed by an Employer after January 1, 2000 who is a Covered Employee shall be vested in the value of a percentage of the Participant's CMC Contributions Account which results in the greater vested benefit where such percentage is determined under the following table:

                                                                                The Participant's
                                       If a Participant                         vested percentage
                                      has been employed:                             shall be:
                                      ------------------                        -----------------
                           (1)      less than 2 Year of Service                          0%

                           (2)      at least 2 but less                                 20%
                                    than 3 Years of Service

                           (3)      at least 3 but less                                 40%
                                    than 4 Years of Service

                           (4)      at least 4 but less                                 60%
                                    than 5 Years of Service

                           (5)      at least 5 but less                                 80%
                                    than 6 Years of Service

                           (6)      6 Years of Service or more                          100%

                  (e) A Participant whose accounts have been transferred from the Manor Care, Inc. Retirement Savings and Investment Plan to this Plan shall be vested in the value of a percentage of the Participant's CMC Contributions Account according to the above table.

                                                                                The Participant's
                                       If a Participant                         vested percentage
                                      has been employed:                             shall be:
                                      ------------------                        -----------------
                           (1)      less than 2 Year of Service                          0%

                           (2)      at least 2 but less                                 20%
                                    than 3 Years of Service

                           (3)      at least 3 but less                                 40%
                                    than 4 Years of Service

                           (4)      at least 4 but less                                 60%
                                    than 5 Years of Service

                           (5)      at least 5 but less                                 80%
                                    than 6 Years of Service

                           (6)      6 Years of Service or more                          100%

                  (f) A Participant whose accounts have been transferred from the In Home Health, Inc. Savings Plan to this Plan shall be vested in the value of a percentage of the Participant's CMC Contributions Account which results in the greater vested benefit where such percentage is determined under the following table:

                                                                                The Participant's
                                       If a Participant                         vested percentage
                                      has been employed:                             shall be:
                                      ------------------                        -----------------
                           (1)      less than 1 Year of Service                          0%

                           (2)      at least 1 but less                                 25%
                                    than 2 Years of Service

                           (3)      at least 2 but less                                 50%
                                    than 3 Years of Service

                           (4)      at least 3 but less                                 75%
                                    than 4 Years of Service

                           (5)      4 Years of Service or more                          100%

                  (g) For purposes of calculating Years of Service under the above tables all Periods of Service with an affiliated Employer shall be recognized.

                  (h) A Participant shall at all times be 100% vested in the amount in the Participant's Accounts attributable to the Participant's contributions and, upon the Participant's attainment of Normal Retirement Age, the amount in the Participant's Accounts attributable to CMC and CDC Contributions on the Participant's behalf.

                  (i) With respect to a Participant who terminated employment while not being 100% vested in the Participant's CMC and CDC Contributions Account and who is re-employed before incurring five consecutive one-year Periods of Severance, the value of the Participant's CMC and CDC Contribution Accounts that was forfeited when employment terminated, will be restored to the Participant's Account.

                  (j) With respect to a Participant who terminates employment while not being 100% vested in the Participant's CMC and CDC Contribution Accounts and who is re-employed after incurring five consecutive one-year Periods of Severance, the Participant's service subsequent to re-employment will not increase the vested portion of the amount of the Participant's CMC and CDC Contribution Accounts as of such previous termination of employment and any amounts forfeited will not be restored.

                  (k) The non-vested portions of a Participant's CMC and CDC Contribution Accounts will be forfeited upon termination of employment if a distribution occurs following the termination of employment or if the Participant has five consecutive one-year Breaks in Service following the termination of employment. Any such forfeiture will be applied to reduce CMC or CDC Contributions payable under Sections 2.01(b) and 2.01(c) hereof (Company Matching Contributions and Company Discretionary Contributions).

                  (l) The non-vested portions of a Participant's CMC and CDC Contribution Accounts shall be 100% vested upon the death of the Participant or termination of employment due to a total and permanent disability of the Participant. For this purpose, the "total and permanent disability" of any Participant shall be determined by the Committee, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary or advisable.

                  (m) With respect to Participants who were terminated effective August 31, 2002 as a result of the Company terminating its management services agreement with Retina Vitreous Associates, Inc., the non-vested portions of such Participants' CMC and CDC Contributions shall be 100% vested as of such date.

8.13              MILITARY SERVICE.

                  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

8.14              DISTRIBUTIONS TO ALTERNATE PAYEES.

                  (a) If pursuant to a Qualified Domestic Relations Order, as defined in Section 14.04 hereof (Qualified Domestic Relations Order), all or a portion of a Participant's Accounts in the Plan have been transferred to corresponding Accounts in the Plan set up for a spouse, former spouse, child or other dependent of a Participant (collectively an "Alternate Payee" as defined in section 414(p)(8) of the Code), such Accounts shall be distributable to the Alternate Payee, unless otherwise limited by the order, when the Participant is first eligible to take a distribution of the Participant's Accounts pursuant to Section 8.01 hereof (Upon Retirement, Disability or Other Events.)

                  (b) If pursuant to a Qualified Domestic Relations Order, the Alternate Payee may take a distribution of the Alternate Payee's Accounts when the Participant attains "earliest retirement age" under the Plan, for purpose of this provision, such Accounts shall be distributable to the Alternate Payee when the Participant attains age 50 or anytime thereafter.

                  (c) If pursuant to a Qualified Domestic Relations Order, the Alternate Payee may take a distribution of the Alternate Payee's Account at the time the Alternate Payee's Accounts are established, such Accounts shall be immediately or anytime thereafter distributable to the Alternate Payee.

                  (d) If the present value of the Alternate Payee's Accounts does not exceed $5,000 when established or thereafter, such Alternate Payee's Accounts shall be paid to the Alternate Payee in a lump sum, in an amount equal to such present value calculated in accordance with the provisions of Article VII and
                           Section 8.04 hereof (Valuation of Trust Funds and Method and Medium of Payment).

                                   ARTICLE IX
                            VOTING OF COMPANY SHARES
                      RESPONSE TO TENDER OR EXCHANGE OFFER



9.01              VOTING OF COMPANY SHARES

                  A Participant may instruct the Trustee in writing how to vote the Participant's shares of Manor Care, Inc. at any meeting of shareholders, and may revoke any such instruction, to the extent permitted under the terms of such vote. Such instruction or revocation thereof shall apply to the total number of shares of Manor Care, Inc. credited to such Participant's Account under the Manor Care, Inc. Stock Fund as of the Valuation Date coinciding with or immediately preceding the record date for the shareholders' meeting. All the shares of Manor Care, Inc. in the Manor Care, Inc. Stock Fund for which no such instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instructions are received. Any such voting instructions by Participants shall remain in the strict confidence of the Trustee.

9.02              RESPONSE TO TENDER OR EXCHANGE OFFER

                  A Participant may instruct the Trustee in writing how to respond to any tender or exchange offer (or any modification thereof) for shares of Manor Care, Inc., and may revoke any such instruction, to the extent permitted under the terms of such tender or exchange offer. Such instruction or revocation thereof shall apply to the total number of shares of Manor Care, Inc. to be credited to such Participant's Account under the Manor Care, Inc. Stock Fund as of the first or second Valuation Date immediately preceding the date of commencement of such tender or exchange offer, which Valuation Date shall be selected by the Committee in its sole discretion. The Trustee shall not tender or exchange any shares of Manor Care, Inc. absent written instruction from a Participant.

9.03              FURNISHING OF NOTICE

                  The Committee shall use its reasonable best efforts to furnish or cause the Trustee to furnish to Participants such notices and informational statements as are furnished to the shareholders in respect of the exercise or voting rights or relating to any tender or exchange offer in such form and pursuant to such regulations as the Committee may prescribe.

                                    ARTICLE X
                                      TRUST



10.01             TRUST AGREEMENT

                  As a part of the Plan, the Employer has entered into a Trust Agreement with the Trustee under which a Trust Fund has been established and a Trustee appointed to receive Employer contributions and Participant contributions to the Trust Fund and to hold such funds and invest and reinvest the same.

                                   ARTICLE XI
                           ADMINISTRATION OF THE PLAN



11.01             IN GENERAL

                  The Committee shall have overall responsibility for the administration and operation of the Plan and the management and control of its assets. The Committee shall be the Plan Administrator and a Named Fiduciary for purposes of ERISA.

11.02             MEMBERS OF COMMITTEE

                  The Committee shall consist of such number of members and alternates for members as the Chief Executive Officer of HES shall from time to time determine, who shall serve at that Officer's pleasure. Vacancies in the Committee shall be filled by that Officer. The Chief Executive Officer shall select, from time to time, a Chairman and a Secretary. Any person may be, at the same time, both a member of the Committee, or an alternate member, and a Participant.

11.03             ABSENCE OR DISABILITY OF MEMBER

                  In the event of the absence or disability to act of any member of the Committee, the alternate of the absent or disabled member shall have all the rights, powers and duties of the absent or disabled member.

11.04             DUTIES OF COMMITTEE

                  The Committee shall determine which and when Participants and their Beneficiaries are entitled to receive benefits hereunder, and shall advise the Trustees as to whom to make benefit disbursements hereunder, and the amount of such benefits. The Committee shall keep records, including minutes of their meetings or other actions, and shall from time to time furnish each Trustee which is to make a benefit disbursement hereunder, from time to time, with a written list of the names and addresses of those persons to whom payments of benefits are to be made by such Trustee.

11.05             AUTHORITY OF COMMITTEE

                  The Committee shall have full discretionary power and authority to adopt, modify and rescind any and all regulations necessary or appropriate for the administration of the Plan, and to make fair, equitable and nondiscriminatory rulings and decisions on any questions which may arise with respect to employees, Participants and their Beneficiaries, payments and amounts of benefits, and on any question concerning the construction or interpretation of each Trust Agreement and the Plan. All such regulations, rulings and decisions of the Committee made in good faith shall be final and binding as to all persons interested and as to all rights and obligations hereunder. Members of the Committee shall serve as such without compensation but shall be entitled to reimbursement from one or more Trustees, unless paid by the Employer, for all of their expenses of administering this Plan, including, but not limited to, fees of accountants, actuaries, counsel, investment advisors and other specialists, and, to the extent permitted by ERISA, members of the Committee shall be fully protected in any action or failure to act taken by them in good faith reliance upon the advice or opinions of such specialists. Any other expenses of administering this Plan incurred by any member of the Committee or other Fiduciary with respect to this Plan in the discharge of fiduciary duties and not paid by an Employer may also be paid or reimbursed out of the Trust Fund to the extent authorized by the Committee, except that no person serving as such a Fiduciary who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

11.06             INDEMNIFICATION

                  To the extent permitted by law, HES and each Employer shall indemnify and hold harmless each member of the Board of Directors of HES, each member of the Committee and each officer and employee of HES or an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan, from and against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such person (including, but not limited to, reasonable attorney fees) which arise as a result of any actions or failure to act in connection with the operation and administration of the Plan to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

                                   ARTICLE XII
                   ESTABLISHMENT, AMENDMENT, MODIFICATION AND
                          TERMINATION OF PLAN AND TRUST



12.01             IN GENERAL

                  HES, as Plan sponsor, shall have overall responsibility for the establishment, amendment and termination, of the Plan. All rights, powers, duties, authority, and responsibility in connection with this Plan, including all Trusts hereunder, which are herein or otherwise reserved to or conferred upon HES as Plan Sponsor or any other Employer as Plan co-sponsor have been delegated by the Boards of Directors of HES and of each such other Employer to, and shall be exercised, performed or discharged on behalf of HES and each such other Employer by the Chief Executive Officer of HES or by another appropriate officer or officers or committee of HES, as that officer's delegate, pursuant to the procedure hereinafter provided. Whenever reference is made in this Plan or in a Trust Agreement to an appropriate officer or officers of HES or of any other Employer, such reference shall be to the Chief Executive Officer of HES or to such other officer or officers of HES, to whom said Chief Executive Officer or, to the extent authorized by said Chief Executive Officer, another officer or officers of HES may at the time concerned have delegated any one or more of such rights, powers, duties, authority, or responsibility hereunder. Each such delegation and any modification or revocation thereof shall be recorded in writing and kept on file with the Secretary of HES. Any act performed in the exercise of delegated authority under this Plan shall be deemed the act of HES or, as the case may be, of such other Employer. The right to revoke or modify any delegation under this Plan is reserved to the Board of Directors of HES or, as the case may be, to the board of directors of any such other Employer. If at any time there is no person duly designated as Chief Executive Officer of HES, any person who is President of HES shall have the full authority conferred upon such Chief Executive Officer hereunder for all purposes hereof.

12.02             AMENDMENT OR MODIFICATION OF PLAN.

                  HES, by its appropriate officers on its behalf, shall have the right, at any time and from time to time, to amend or modify the Plan by a written instrument executed on behalf of HES by such officers after review by the Committee; provided, however, that no amendment or modification shall eliminate or reduce any benefit accrued or treated as accrued under section 411(d)(6) of the Code in violation of said section 411(d)(6) unless the same shall be required by the Internal Revenue Service, or an officer or agent thereof, in order to meet the requirements of section 401(a) of the Code, or unless the same shall be required to comply with ERISA or any other applicable law or laws; and provided further that, prior to the satisfaction of all liabilities with respect to employees, Participants or Inactive Participants, and their Beneficiaries, no part of the Trust Fund, or any benefit that may be purchased therewith by way of annuity contract or otherwise, shall be paid to, or be recoverable by, any Employer, or be diverted to any purpose other than for the exclusive benefit of employees, Participants or Inactive Participants, and their Beneficiaries. Any such amendment to the Plan shall be effective in accordance with its terms without the necessity of delivery thereof to any Trustee, but a copy of each such amendment to the Plan shall be promptly furnished to each Trustee following execution.

12.03             TERMINATION OF THE PLAN AND THE TRUST

                  (a) TERMINATION OF THE PLAN. It is the expectation of HES that it will continue the Plan indefinitely, but the continuance of the Plan is not a contractual obligation of HES or of any Employer, and is not in consideration of, an inducement to, or condition of the employment of any person. HES reserves the right, by written resolution of its Board of Directors, to terminate the Plan, which action shall be binding upon all Employers. Upon termination or partial termination of the Plan, a Participant's or Inactive Participant's, interest under the Plan as of such date is nonforfeitable to the extent funded, and the Committee shall allocate the assets of the Plan in accordance with section 4044 of ERISA in the order of priority set forth therein to the extent that the assets of the Plan are available to provide benefits to Participants or Inactive Participants, and their Beneficiaries.

                  (b) TERMINATION OF THE TRUST. In the event of the termination of the Plan pursuant to Section 12.03(a) hereof (Termination of the Plan), and to the extent permitted by law, HES may, at any time, in its discretion, by its appropriate officers on its behalf, determine either to terminate the Trust, in which event distribution shall be made or provided for forthwith from the assets as provided in said
                           Section 12.03(a), or to continue the Trust in which case distribution shall be made or provided from the assets as provided for in said Section 12.03(a) at such time and upon such events as such distributions would have been made had there been no termination of the Plan and pursuant to Article VIII hereof (Distributions and Benefits to Participants).

                                  ARTICLE XIII
                              TOP HEAVY PROVISIONS



13.01             DETERMINATION OF TOP HEAVY STATUS

                  This plan will be considered top heavy if as of the Determination Date, the present value of cumulative accrued benefits under the Plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Employees. In determining the ratio of accrued benefits for Key Employees to all other Employees, the Committee shall use the procedure as outlined in section 416(g) of the Code which is incorporated herein by reference thereto. In determining whether the Plan is considered top heavy, all plans within the Aggregation Group will be utilized for the calculation.

                  The present value of cumulative accrued benefits of a Participant who has not performed an Hour of Service with the Employer maintaining the Plan during the five-year period ending on the Determination Date will be disregarded for purposes of this Article XIII.

                  For purposes of the top heavy test, the valuation date shall be the last day of each Plan Year.

13.02             MINIMUM CONTRIBUTION

                  In the event that this Plan in aggregation with any other defined contribution plans of the Employer is determined to be top heavy, the Participants who are Non-Key Employees will be eligible for a minimum contribution for such Plan Year. This minimum contribution, which shall be allocated to the CMC Contributions Account of Participants who are Non-Key Employees, will be contributed to this Plan in an amount equal to 3% of Compensation or, if less, the largest contribution percentage of Compensation provided on behalf of any Key Employee including Employee Pre-Tax Contributions pursuant to Section 2.02 hereof (Employee Pre-Tax Contribution Option). The minimum contribution required by this Section 13.02 shall be made on behalf of such Participants who are employed as of the last day of the Plan Year regardless of the number of hours of service credited to each Participant for such Plan Years, and regardless of whether such Participant is authorizing Employee Pre-Tax Contributions pursuant to Section 2.02 hereof (Employee Pre-Tax Contribution Option). If this minimum contribution is provided by another defined contribution plan of the Employer, then this Section 13.02 will not apply to this Plan. If part of this minimum contribution is provided by another defined contribution plan of the Employer, then the balance of the minimum contribution shall be provided by this Plan.

                                   ARTICLE XIV
                                  MISCELLANEOUS



14.01             PARTICIPANT'S RIGHTS

                  Neither the establishment of this Plan and the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor any distributions hereunder, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, or the Committee except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected thereby.

14.02             PROHIBITION AGAINST REVERSION

                  Under no circumstances, except as provided in Section 2.08 hereof (Reversion of Funds to Employer), shall any amount of the principal or income of the Trust Fund be used for or diverted to the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants, and their beneficiaries.

14.03             ASSIGNMENT OR ALIENATION OF BENEFITS

                  No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Section 14.04 hereof (Qualified Domestic Relations Order).

14.04             QUALIFIED DOMESTIC RELATIONS ORDER.

                  Benefits shall be payable to an individual other than a Participant in accordance with the applicable requirements of a Qualified Domestic Relations Order pursuant to the following provisions:

                  (a) The term "Qualified Domestic Relations Order" shall mean any judgment, decree, or court order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant (collectively an "Alternate Payee" as defined in section 414(p)(8) of the Code), which creates or recognizes the existence of an Alternative Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and which meets the following requirements:

                           (1) Such order shall specify the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order;

                           (2) Such order shall specify the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined, or in the alternative the amount or percentage transferred from the Participant's Accounts to Accounts set up for the Alternate Payee as of a given date;

                           (3) Such order shall provide when the Alternate Payee may first take a distribution of the Alternate Payee's Accounts, if silent the Alternate Payee's Accounts would first be distributable, unless limited by the order, when the Participant is first eligible to take a distribution of the Participant's Accounts pursuant to Section 8.01 hereof (Upon Retirement, Disability or Other Events);

                           (4) If applicable, such order shall specify the number of payments or period to which the order applies;

                           (5) Such order shall identify the Plan by its official name;

                           (6) Such order shall not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan;

                           (7) Such order shall not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

                           (8) Such order shall not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

                  (b)      The Committee shall determine a set of
                           nondiscriminatory and reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions under such qualified orders in accordance with section 414(p) of the Code.

                  (c) To the extent that a Qualified Domestic Relations Order provides that a former spouse is to be treated as the Participant's spouse for purposes of the death benefits payable under this Plan, the Participant's current spouse shall not be treated as the Participant's spouse for that purpose.

14.05             THIRD PARTY IMMUNITY

                  No third party including but not limited to life insurance companies and regulated investment companies shall be deemed to be a party to this Plan for any purpose or to be responsible for the validity of this Plan; nor shall such third party be required to take cognizance of the Trustee or of the Committee hereunder, nor shall such third party be responsible to see that any action of the Trustee or the Committee is authorized by the terms of this Plan. Any such third party shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee or the Committee, as the case may be, or for any change made or action taken by such third party upon such direction; and no such third party shall be obligated to see to the distribution or further application of any monies so paid by such third party.

14.06             DELEGATION OF AUTHORITY

                  Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer duly authorized by its Board of Directors. Whenever the Committee, under the terms of this Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by the Committee or it delegate.

14.07             CONSTRUCTION OF PLAN

                  To the extent not in conflict with the provisions of ERISA, all questions of interpretation of this instrument shall be governed by the laws of the State of Ohio.

14.08             GENDER AND NUMBER

                  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender. Wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.09             CLAIMS PROCEDURE

                  A claim for a Plan benefit shall be deemed filed when a written communication is made by a Participant or beneficiary, or the authorized representative of either, which is reasonably calculated to bring the claim to the attention of the Committee.

                  If a claim is wholly or partially denied, notice of such decision shall be furnished to the claimant in writing within 90 days after receipt of the claim by the Committee. Such notice shall set forth, in a manner calculated to be understood by the claimant:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

                  (d)      an explanation of the Plan's claim review procedure.

                  Within 60 days from the receipt of the notice of denial, a claimant may appeal such denial to the Committee for a full and fair review. The review shall be instituted by the filing of a written request for review by the claimant or the claimant's authorized representative within the 60 day period stated above. A request for review shall be deemed filed as of the date of receipt of such written request by the Committee. The claimant or the claimant's authorized representative shall have the right to review all pertinent documents, may submit issues and comments in writing and may do such other appropriate things as the Committee may allow. The decision of the Committee shall be made not later than 60 days after the receipt of the request for review; unless special circumstances, such as the need to hold a hearing, requires an extension of time, in which case, a decision shall be rendered not later than 120 days after the receipt of a request for review which decision shall be final and binding on such claimant.

14.10             MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS

                  This Plan may be merged or consolidated with, or its assets or liabilities transferred to any other plan provided each Participant would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated), or provided such alternative requirements as may be imposed by the Treasury Regulations under section 414(l) of the Code. Appendix B hereof (Merged Plan) lists the plans which have been merged into this Plan.

14.11             ALLOCATION OF RESPONSIBILITIES

                  None of the allocated responsibilities or any other responsibilities shall be shared by any two or more Named Fiduciaries unless such sharing is provided by a specific provision of this Plan. Whenever one Named Fiduciary is required to follow the directions of another Named Fiduciary, the responsibility shall be that of the Named Fiduciary giving the directions.

14.12             HEADINGS

                  Headings of sections are for general information only, and this Plan is not to be construed by reference thereto.

                                   APPENDIX A

                                 HCR-MANOR CARE
                STOCK PURCHASE AND RETIREMENT SAVINGS 401(K) PLAN

                     LIST OF COVERED EMPLOYERS AND EMPLOYEES

                              AS OF JANUARY 1, 2003

EMPLOYER                                EIN               LOCATIONS        ELIGIBLE EMPLOYEES
--------                                ---               ---------        ------------------
Heartland Employment Services, Inc.     34-1903270        All              All non-union employees and union
                                                                           employees who have elected to
                                                                           participate in the Plan according to
                                                                           a collective bargaining agreement


Milestone Healthcare, Inc.              75-2592398        All              All employees

                                   APPENDIX B

                                 HCR-MANOR CARE
                STOCK PURCHASE AND RETIREMENT SAVINGS 401(K) PLAN

                                  MERGED PLANS

SPONSORING EMPLOYER                         NAME OF PLAN                                             DATE MERGED
-------------------                         ------------                                             -----------
Heartland Rehabilitation                    Rehabilitation Administrative Corp., Inc.               Aug. 30, 1996
Services, Inc.                              401(k) Savings Retirement Plan

Heartland Home Care, Inc.                   Heartland Home Care, Inc.                               Jul. 31, 1997
                                            401(K) Plan

MileStone Healthcare, Inc.                  MileStone Healthcare 401(k) Profit                      Dec. 31, 1997
                                            Sharing Plan

Diversified Rehabilitation                  Diversified Rehabilitation Services                     Apr. 30, 1998
Services Inc.                               Tax Deferred Savings Plan

In Home Health Inc.                         In Home Health Inc. Savings Plan                        Nov. 1, 2001

Heartland Employment                        Manor Care, Inc. Retirement Savings                     Jan. 1, 2003
Services, Inc.                              and Investment Plan



As of: January 1, 2003


                                       B-1